THE VICTORY PORTFOLIOS
                      THE VICTORY VARIABLE INSURANCE FUNDS
                         THE VICTORY INSTITUTIONAL FUNDS


                                 CODE OF ETHICS


A.    Legal Requirements.

      Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any officer or Trustee (as well as other persons) of The Victory Portfolios, The Victory Variable Insurance Funds and The Victory Institutional Funds (collectively, the "Trusts"), in connection with the purchase or sale by such person of a security "held or to be acquired" by any investment portfolio of the Trusts (collectively, the "Funds").

      (1)   To employ any device, scheme or artifice to defraud a Trust or Fund;

      (2) To make any untrue statement of a material fact to a Trust or Fund or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made to the Trust or Fund, not misleading;

      (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Trust or Fund; or

      (4) To engage in any manipulative practice with respect to a Trust or Fund.

B.    Certain Definitions.

      (1)   "Access Person" means:

            (a) Any director, trustee, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser;

            (b) Any director, officer or general partner of a principal underwriter (the "Distributor") who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the Distributor acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities; or

            (c) any other person designated by the Compliance Officer to be an Access Person.

      (2)   "Advisory Person" means:

            (a) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

            (b) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

      (3)   "Beneficial Ownership" means

            (a) the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or

            (b) the power to vest benefits substantially equivalent to those of ownership in oneself at once or at some future time.

      Generally, a person will be regarded as having a direct or indirect Beneficial Ownership in securities held in his/her name, as well as in the name of a spouse, minor children who live with such person, any member of the person's immediate family,(1) any other relative (parents, adult children, brothers, sisters, in-laws, etc.) whose investments the person directs or controls, whether they live together or not, and securities held by a trust or estate for the person's benefit. The definition of "Beneficial Ownership" will be interpreted with reference to the definition contained in the provisions of
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, as such provisions may be interpreted by the Securities and Exchange Commission, except that the determination of direct or indirect Beneficial Ownership will apply to all securities which an Access Person has or acquires.

      (4) "Compliance Officer" means the Compliance Officer of Victory Capital Management.

      (5) "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, including all related securities, except that it does not include (a) direct obligations of the government of the United States; (b) bankers' acceptances, bank certificates of deposit,

---------------
(1) A person's "immediate family" includes a spouse, child, mother, father, brother, sister, in-law or any other relative who lives in the same household as the person and is financially dependent upon the person.

commercial paper and high quality short-term debt instruments, including repurchase agreements; and (c) shares issued by open-end investment companies.

      (6) "Covered Service Provider" means an investment adviser, sub-adviser, administrator and principal underwriter for each Trust.

      (7) "Ethics Committee" means the Ethics Committee established by Victory Capital Management.

      (8)   "Victory Capital Management" means Victory Capital Management Inc.

      (9) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

      (10)  "Security held or to be acquired by a Fund" means:

            (a) Any Covered Security that, within the most recent 15 days, (i) is or has been held by a Managed Account, or (ii) is being or has been considered by a Managed Account or Victory Capital Management for purchase by the Managed Account(2), and

            (b) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

C.    Trust Policies.

      (1) No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above.

      (2) In keeping with the recommendations of the Board of Governors of the Investment Company Institute, the following general policies shall govern personal investment activities of Access Persons of a Trust or a Fund:

            (a) It is the duty of all Access Persons to place the interest of Fund shareholders first;

            (b) All Access Persons shall conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and

            (c) No Access Person of a Trust or of a Fund shall take inappropriate advantage of his or her position with the Trust or with a Fund.

--------------
(2) A security is "being considered for purchase or sale" when a recommendation to purchase such security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

D.    Reports by Access Persons.

      (1) Initial Certification. Each Access Person shall submit an initial report in the form attached hereto as Exhibit A ("Initial Certification of Access Persons") to the Trust's Compliance Officer no later than 10 days after becoming an Access Person.

      (2) Quarterly Transaction Reports. Each Access Person shall submit to the Fund's Compliance Officer a Securities Transaction Report (Exhibit B) showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires Beneficial Ownership. Such reports shall be filed no later than 10 days after the end of each calendar quarter.

      (3) Annual Holdings Report. Each Access Person shall submit to the Compliance Officer annually (as of each December 31) an Annual Asset Certification of Access Persons (Exhibit C), listing all holdings of Covered Securities in which he or she has a direct or indirect Beneficial Ownership interest. Access Persons must submit the Annual Report and certification no later than January 30 of each year.

      (4)   Exceptions from Reporting Requirements.

            (a) A person need not make a report under this Section D with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

            (b) A Trustee who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act (an "Independent Trustee"), and who would be required to make a report solely by reason of being a Trustee, need not make:

                  (i) An initial holdings report under paragraph (1) of this Section D and an annual holdings report under paragraph
                        (3) of this Section D; and

                  (ii) A quarterly transaction report under paragraph (2) of this Section D, unless the Independent Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15-day period immediately before or after the Trustee's transaction in a Covered Security, a Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

            (c) An assistant officer of a Fund who is not an employee of a Covered Service Provider or its affiliates shall not be considered an Access Person for purposes of this Section D.

            (d) An Access Person need not make a quarterly transaction report under paragraph (2) of this Section D if the report would duplicate information contained in broker trade confirmations or account statements received by the Trust, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (2) of this Section D, if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

E.    Procedures.

      (1) The Compliance Officer shall notify each Access Person required to submit reports pursuant to this Code of Ethics that such person is subject to this reporting requirement and shall deliver a copy of this Code of Ethics to such person.

      (2)   The Compliance Officer shall report to the Board of Trustees:

            (a) at the next meeting following the receipt of any Securities Transaction Report with respect to each reported transaction in a security which was held or acquired by a Trust or a Fund within 15 days before or after the date of the reported transaction or at a time when, to the knowledge of the Compliance Officer, a Trust, a Fund or the investment adviser for the Trust or a Fund, was considering the purchase or sale of such security;

            (b) any transaction not required to be reported to the Board by operation of subparagraph (a) that the Compliance Officer believes may nonetheless constitute a violation of this Code of Ethics; and

            (c)   any apparent violation of any reporting requirement hereunder.

      (3) The Board of Trustees shall consider reports made to it hereunder and shall determine whether any of the provisions of this Code of Ethics have been violated, and what sanctions, if any, should be imposed.

      (4) The Board of Trustees, including a majority of the Independent Trustees, with advice of counsel to the Trusts and to the Independent Trustees, shall determine, that each Access Person who is an interested person or an employee of a Covered Service Provider shall be subject to this Code of Ethics or a Code of Ethics adopted by such Covered Service Provider, provided that:

            (a) The Covered Service Provider has adopted a Code of Ethics that meets the requirements of Rule 17j-1, has been approved by the Board of Trustees and substantially conforms to generally accepted industry and regulatory standards; and

            (b) The Covered Service Provider has implemented adequate procedures for monitoring compliance with its Code of Ethics.

            (6) The Board of Trustees shall review the operation of this Code of Ethics at least once a year. To that end, an appropriate officer of each Trust shall prepare an annual report to the Board of Trustees that:

            (a) summarizes existing procedures of the Trust and its Covered Service Providers concerning personal investing and any changes in the procedures made during the past year;

            (b) identifies any violations requiring significant remedial action during the past year and describes the sanctions imposed;

            (c) identifies any recommended changes in existing restrictions or procedures of the Trust or its Covered Service Providers based upon the experience of the Trust or its investment advisers, evolving industry practices or developments in applicable laws or regulations; and

            (d) certifies that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

      (7) This Code of Ethics, a copy of each Securities Transaction Report by an Access Person, any written report submitted hereunder required by the Ethics Committee, and lists of all persons required to make reports shall be preserved with the Trust records for the period required by Rule 17j-1(f) under the 1940 Act.

Adopted: February 23, 1999


Revised: August 10, 2000
         February 6, 2001
         August 8, 2001 (Changed Key Asset Management to Victory Capital Management)
         May 18, 2004 (The Victory Institutional Funds added)

                                    EXHIBIT A
                             THE VICTORY PORTFOLIOS
                      THE VICTORY VARIABLE INSURANCE FUNDS
                         THE VICTORY INSTITUTIONAL FUNDS
                  INITIAL ASSET CERTIFICATION OF ACCESS PERSONS
                                AS OF __________

Instructions
      1. You must file this report within 10 days after you become an Access Person (or January 31, 2001, whichever is earlier).
      2. You must list each Covered Security in which you may be deemed to have Beneficial Ownership, that you hold at the end of the date indicated above. Use additional sheets if necessary.
      3. You must complete and sign this certification whether or not you or your broker sends statements directly to the Compliance Officer.
      4. If you are Trustee who is not an "interested person" of a Fund solely by reason of being a Trustee, then you need not submit this report.

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                             Name of Broker,        No. of Shares or        Registration on
Name of Security(3)          Dealer or Bank         Principal Amount            Account          Nature of Interest
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Certifications:  I hereby certify that:

      1. The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Covered Securities in which I may be deemed to have Beneficial Ownership as of the date listed above.
      2. I have read the Code of Ethics and the Policy Statement on Insider Trading and certify that I am in compliance with them.
      3. This report excludes transactions with respect to which I had no direct or indirect influence or control.

Disclaimer [Strike out if inapplicable]: Information contained in this report is not an admission that I have or had any direct or beneficial ownership in the securities listed above.

Date:__________________            Signature:____________________
                                   Name:_______________________

---------------
(3)   Including interest rate and maturity, if applicable.

                                    EXHIBIT B
                             THE VICTORY PORTFOLIOS
                      THE VICTORY VARIABLE INSURANCE FUNDS
                         THE VICTORY INSTITUTIONAL FUNDS
                           SECURITY TRANSACTION REPORT
                    For The Calendar Quarter Ended __________

Instructions
      1. List all transactions in Covered Securities in any account in which you may be deemed to have a Beneficial Ownership. Use additional sheets if necessary.
      2. Write "none" if you had no transactions in Covered Securities during the quarter.
      3. If you are Trustee who is not an "interested person" of a Fund and who would otherwise be required to report solely by reason of being a Trustee, then you need only report transactions in Covered Securities when you knew at the time of the transaction or, in the ordinary course of fulfilling your duties as a Trustee, you should have known, that during the 15-day period immediately preceding or after the date of the transaction, such security is or was purchased or sold, or was considered for purchase or sale, by the Funds. Please write "none" if you have no transactions in Covered Securities during the quarter that meet the above conditions.
      4. If you submit copies of your monthly brokerage statements to the Compliance Officer, and those monthly brokerage statements disclose the required information with respect to all Covered Securities in which you may be deemed to have Beneficial Ownership, you need not file this form unless you established a new brokerage account during the quarter.
      5. For each account that you established during the previous quarter that held securities for your direct or indirect benefit, state the name of the broker, dealer or bank with whom you established the account, the account number and the date you established the account.
      6. Use additional sheets if necessary.

============================== =================== ============= =================== =========== ==================================
                                    Date of                       No. of Shares or                   Broker, Dealer or Other Party
Name of Security(4)               Transaction      Purchase/Sale  Principal Amount     Price      Through Whom Transaction Was Made
------------------------------ ------------------- ------------- ------------------- ----------- ----------------------------------
------------------------------ ------------------- ------------- ------------------- ----------- ----------------------------------

============================== =================== ============= =================== =========== ==================================

During the previous quarter, I established the following accounts with a broker, dealer or bank:

------------------------------------------------------ --------------------------------------------- ------------------------------
               Broker, Dealer or Bank                                 Account Number                         Date Established
------------------------------------------------------ --------------------------------------------- ------------------------------

------------------------------------------------------ --------------------------------------------- ------------------------------

------------------------------------------------------ --------------------------------------------- ------------------------------

--------------
(4)   Including interest rate and maturity, if applicable.

Certifications:  I hereby certify that:

      1.    The information provided above is correct.

      2. This report excludes transactions with respect to which I had no direct or indirect influence or control.

Disclaimer [Strike out if inapplicable]: Information contained in this report is not an admission that I have or had any direct or beneficial ownership in the securities listed above.

Date:  _________________________            Signature:  ________________________
Name:  _________________________

                                    EXHIBIT C
                             THE VICTORY PORTFOLIOS
                      THE VICTORY VARIABLE INSURANCE FUNDS
                         THE VICTORY INSTITUTIONAL FUNDS
                  ANNUAL ASSET CERTIFICATION OF ACCESS PERSONS
                          For the Year Ended __________

Instructions
      1. You must list each Covered Security in which you may be deemed to have direct or indirect Beneficial Ownership, that you hold at the end of the year indicated above. Use additional sheets if necessary.
      2. Write "none" if you did not hold any Covered Securities at year end.
      3. You must complete and sign this form for annual certification whether or not you or your broker sends statements directly to the Compliance Officer.
      4. You must submit this form no later than January 30, _____.
      5. If you are Trustee who is not an "interested person" of a Fund and who would otherwise be required to report solely by reason of being a Trustee, then you need not submit this report.

---------------------------------- ------------------ -------------------- ----------------- ---------------------
                                   No. of Shares of     Registration on       Nature of       Broker, Dealer or
Name of Security(5)                Principal Amount   Scurity or Account      Interest              Bank
---------------------------------- ------------------ -------------------- ----------------- ---------------------

---------------------------------- ------------------ -------------------- ----------------- ---------------------

---------------------------------- ------------------ -------------------- ----------------- ---------------------

---------------------------------- ------------------ -------------------- ----------------- ---------------------

---------------------------------- ------------------ -------------------- ----------------- ---------------------

Certifications:  I hereby certify that:
      1. The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Covered Securities in which I may be deemed to have Beneficial Ownership at the end of the period.
      2. I have read the Code of Ethics and the Policy Statement on Insider Trading and certify that I am in compliance with them.
      3. This report excludes transactions with respect to which I had no direct or indirect influence or control.

Disclaimer [Strike out if inapplicable]: Information contained in this report is not an admission that I have or had any direct or beneficial ownership in the securities listed above.

Date:_______________________               Signature:__________________________
                                           Name: _________________________

---------------
(5)   Including interest rate and maturity, if applicable.